EXHIBIT 10.48

AMENDMENT NO. 89 TO THE SECOND
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF HOME PROPERTIES, L.P.

This AMENDMENT No. 89 TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF HOME PROPERTIES, L.P., dated as of April 2, 2007 (this "Amendment"), is being executed by Home Properties, Inc., a Maryland corporation (the "General Partner"), as the general partner of Home Properties, L.P., a New York limited partnership (the "Partnership"), pursuant to the authority conferred on the General Partner by Section 9.10(b)(iv) of the Second Amended and Restated Agreement of Limited Partnership of Home Properties, L.P., dated as of September 23, 1997 (the "Agreement").  Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.           The Agreement is hereby amended to revise the first sentence of Section 1.65 to read as follows:

“With respect to Distributions, the same date on which record is to be taken for purposes of any dividend payment to be made on shares of the Common Stock of the General Partner after reflecting assignments effective as of such day.”

2.           Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above,

GENERAL PARTNER:

HOME PROPERTIES, INC.

By	/s/ Ann M. McCormick
Name: Ann M. McCormick

Title:  Executive Vice President and
Secretary